EXHIBIT 23.1

KOST LEVARY & FORER
   A MEMBER OF
Ernst & Young International




                       CONSENT OF INDEPENDENT ACCOUNTANTS

Mentortech Inc. (formerly Sivan Computers Training Center (1994) Ltd. and Mashov Computer Based Training (C.B.T.) Ltd.)

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 26, 1997 in the Registration Statement (Form SB-2) and related Prospectus of Mentortech Inc. for the registration of 14,470,226 shares of common stock.


                                              Yours truly,
                                         /s/Kost Levary and Forer
                                          KOST, LEVARY and FORER
                                       Certified Pubic Accountants (Israel)


Tel-Aviv, Israel
January 27, 1998